AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (hereinafter the "Agreement"), made and entered into on February 2, 1998 by and between PROFORMIX SOFTWARE, INC., a Delaware corporation authorized to do business in the State of New Jersey with offices located at 50 Tannery Road, Branchburg, New Jersey 08876 (hereinafter referred to as "SOFTWARE"), a wholly owned subsidiary of PROFORMIX SYSTEMS, INC., a Delaware corporation authorized to do business in the State if New Jersey with offices located at 50 Tannery Road, Branchburg, New Jersey 08876 (hereinafter referred to as "PROFORMIX"); ROLINA CORPORATION, a New Jersey corporation with offices located at 8 Knollwood Terrace, Chester, New Jersey 07930 hereinafter referred to as ("ROLINA") and STEVEN D. RUDNIK, residing at 8 Knollwood Terrace, Chester, New Jersey 07930, the owner of 100% of all of the issued and outstanding shares of stock of ROLINA, (hereinafter "SHAREHOLDER").

      WHEREAS, SHAREHOLDER and ROLINA desire to merge ROLINA into SOFTWARE whereupon SOFTWARE shall be the surviving constituent corporation in accordance with the terms and conditions hereinafter set forth; and

      WHEREAS, SOFTWARE, desires to merge ROLINA into itself in accordance with the terms and conditions hereinafter set forth; and

      WHEREAS, SOFTWARE and ROLINA deem it advisable that ROLINA be merged into SOFTWARE pursuant to this Agreement and in accordance with the applicable statutes of the States of New Jersey and Delaware.

      NOW THEREFORE, in consideration of the covenants set forth herein, it is agreed as follows:

                                    ARTICLE 1
                    MERGER CONSIDERATION AND SHARE CONVERSION

      1.1 Merger. Upon the Closing contemplated herein and the filing of the certificates of merger, ROLINA shall be merged with and into SOFTWARE. Upon the filings of the certificates of merger, the separate corporate existence of ROLINA shall cease and SOFTWARE shall become the owner, without other transfer, of all of the rights and property of both corporations and shall become subject to all of the debts and liabilities of both corporations in the same manner as if SOFTWARE had itself incurred them. The Certificate of Incorporation and Bylaws of SOFTWARE, as in effect immediately prior to the Closing hereof, shall continue in full force and effect.

         1.2 Terms of Transaction. On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions of this Agreement:

            (a) All the shares of ROLINA issued and outstanding immediately prior to the Closing hereof (exclusive of shares held in the treasury of ROLINA, which shares shall be canceled upon the Closing hereof) shall, without any action on the part of ROLINA, SOFTWARE or any holder of such shares, be converted by the merger into the amount of shares of stock of PROFORMIX and cash as set forth in (c) hereinafter.

            (b) None of the issued shares of SOFTWARE shall be converted as a result of the merger, but all such shares shall remain issued shares of capital stock of SOFTWARE.

      SHAREHOLDER shall surrender to SOFTWARE at the Closing (as hereinafter defined) all of his 500


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

shares of stock representing 100% of the issued and outstanding shares of stock in ROLINA (the "Shares") in accordance with this Agreement. SHAREHOLDER shall surrender to SOFTWARE, or its designees, at the Closing, certificates representing the Shares duly endorsed in blank or accompanied by such stock powers of authority duly endorsed in blank as may be reasonably required, in each case in proper form for cancellation, with signature guaranteed as reasonably requested by SOFTWARE.

            (c) In consideration for and conversion of the Shares, SOFTWARE shall cause shares of Common Stock of PROFORMIX, to be issued to SHAREHOLDER in conversion of the Shares and shall pay funds to be delivered to SHAREHOLDER as follows:

                  (i) SOFTWARE shall deliver to SHAREHOLDER at Closing the sum of $150,000.00 which amount shall be reduced by the amount of liabilities to be paid by SOFTWARE set forth on Schedules 3.6 A through F hereof;

                  (ii) SOFTWARE shall deliver to SHAREHOLDER at Closing 155,556 restricted shares of Proformix Systems Inc.'s Common Stock. These shares shall be restricted as to any sale, transfer or other disposition for a period of twenty-four (24) months from the date of Closing as such term is hereinafter defined. Furthermore, SHAREHOLDER shall have the limited and non-transferable right to "put" or sell any and all of such shares back to PROFORMIX at a predetermined price of $2.41 per share (subject to subsequent adjustments along with other current common shareholders of PROFORMIX). The foregoing right to so sell back shares totaling, in all events, not more than 155,556 shares shall be exercisable at any time commencing twenty-four (24) months after the Closing and shall cease ninety (90) days thereafter. Any exercise of such right by SHAREHOLDER shall be accompanied by a written notice of exercise delivered by SHAREHOLDER to PROFORMIX during the foregoing recited exercise period stating the number of shares which SHAREHOLDER elect to so sell to PROFORMIX. Upon timely receipt of such notice from SHAREHOLDER, PROFORMIX shall have a period of sixty (60) days within which to deliver payment as aforesaid against the tender of such shares with properly endorsed stock powers as PROFORMIX may direct. In no event shall the full exercise of the "put" by SHAREHOLDER result in net proceeds to SHAREHOLDER of more than $375,000. Notwithstanding anything contained herein to the contrary, the foregoing 155,556 shares assume a total four million shares of PROFORMIX stock as being issued and outstanding. Therefore, except with respect to the foregoing "put", said 155,556 shares shall not be subject to any dilution unless and until the total number of issued and outstanding PROFORMIX shares shall exceed six million, at which time all of the foregoing shares shall be subject to dilution and adjustment similarly affecting all other common shareholders of the Company who have no anti-dilution provisions protecting their shares. The foregoing computations of four million or six million shares are calculated on the total number of PROFORMIX shares issued and outstanding, assuming on a fully diluted basis and to account for the possible exercises of all options, warrants, conversion rights or such other rights as may require the issuance of Proformix shares, providing such options, warrants, conversion rights or such other rights are "in the money" as that term is used within the traded stock market. The term "in the money" shall, for the purposes of this Agreement, be defined as an option, warrant or other right issued and outstanding where the exercise price is equal to or less than the bid market price as established by the market or exchange where PROFORMIX common stock is traded. For purposes of the foregoing anti-dilution provision, any additional shares required to be issued to SHAREHOLDER pursuant to the foregoing provision shall be calculated quarterly and credited or debited to a liability account on the books of PROFORMIX until the earlier of (I) the termination of SHAREHOLDER's employment, (ii) the total amount of common shares and "in the money" options equal 6.6 million shares, or (iii) February 1, 2005

                  (iii) SOFTWARE shall deliver to SHAREHOLDER, four (4) months from the date of Closing, the sum of $125,000.00; and


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

                  (iv) SOFTWARE shall deliver to SHAREHOLDER, eight (8) months from the date of Closing, the sum of $100,000.00.

            (d) To secure SHAREHOLDER with respect to the payment obligations in
      (iii) and (iv) above and the common stock put option in (ii) , SOFTWARE shall execute and deliver at Closing a security agreement granting SHAREHOLDER a lien on certain software products commonly known as ErgoSentry and Surveyor. PROFORMIX shall have thirty (30) days to cure any default in the foregoing payment obligations. Thereafter, SHAREHOLDER may exercise his rights under the security agreement, in which event there shall be an offset for the then existing value of the secured software products as established by an appraiser that is mutually acceptable to SHAREHOLDER and SOFTWARE. In the event the parties cannot agree upon an appraiser within sixty (60) days of SHAREHOLDER exercising his rights under the security agreement, then the parties hereto shall submit the matter to binding arbitration through the American Arbitration Association. In all events the provisions contained in Section 9.2 hereof shall in any case, survive any termination hereof.

                                    ARTICLE 2
                                     CLOSING

      2.1 The Closing contemplated by Article I of this Agreement shall be held at the offices of SOFTWARE within three (3) business days following the satisfaction and/or waiver of the conditions set forth in Article 8 of this Agreement, or at such other time and place as is agreed upon by the parties (the "Closing"). SOFTWARE shall immediately thereafter cause the filing of the Certificates of Merger with the appropriate offices of the States of New Jersey and Delaware.

      2.2 After the Closing and from time to time thereafter, the remaining parties to this Agreement shall execute such additional instruments and take such other action as may reasonably be required in order to effectuate the merger contemplated by this Agreement.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF ROLINA

      ROLINA and the SHAREHOLDER, jointly and severally, represent and warrant to SOFTWARE as follows:

      3.1 Organization and Standing. ROLINA is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power, qualification and authority to own, lease and operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated or such business is now being conducted. ROLINA has not formally qualified as a foreign entity doing business in another jurisdiction. However, ROLINA has no knowledge that its failure to qualify or to be formally recognized to be in good standing in another jurisdiction would have an adverse effect on its financial condition, the conduct of its business or the ownership of its assets. Annexed hereto as
Schedule 3.1 are true, complete and correct copies of ROLINA's certificate of incorporation, by-laws and all amendments thereto, as presently in effect, all corporate minutes of Board and Shareholder Meetings and the stock ledger and minute books of ROLINA.

      3.2 Authorization. ROLINA and the SHAREHOLDER have the requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of ROLINA have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by ROLINA and the SHAREHOLDER and constitutes the legal valid and binding obligation of ROLINA and the SHAREHOLDER, and is enforceable as to them in accordance with the terms hereof.

      3.3 No Further Action Needed. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by ROLINA and/or the SHAREHOLDER, for the execution, delivery and/or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which ROLINA and/or the SHAREHOLDER is a party, or to which they or any of their respective properties or assets are subject, is required for the execution, delivery and/or performance of this Agreement (except as to any such consent referred to on Schedule 3.3 annexed hereto, which consents will be delivered to SOFTWARE prior to the Closing). The execution, delivery and performance of this Agreement will not (i) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement, or understanding whereby ROLINA and/or the SHAREHOLDER is a party to or (ii) violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or by-laws of ROLINA; (iii) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree or agreement binding on ROLINA and/or any of the SHAREHOLDER or to which any of its or his operations, business, properties or assets are subject; and/or (iv) cause or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of ROLINA and/or any of the SHAREHOLDER to be accelerated or will increase any such liability or obligation.

      3.4 Capitalization.

      The authorized capital stock of ROLINA consists of 1,000 shares of common stock with no par value, of which 500 shares are outstanding, (the "Shares"). Each of the Shares are validly authorized, validly issued and fully paid and non-assessable, have not been issued and are not owned or held in violation of any preemptive right of stockholders. Except as set forth in Schedule 3.3, the Shares are owned of record and beneficially by the SHAREHOLDER, free and clear of all liens, charges, encumbrances, pledges, conditional sales agreements and/or security interests of any kinds (collectively the "Encumbrances").

      3.5 Lack of Commitment to Issue Securities. There is not presently outstanding nor is there any commitment, plan, or arrangement to issue, any options, warrants or other rights calling for the issuance of any shares of common or preferred stock of ROLINA or any other security or other instrument convertible into, exercisable for or exchangeable for securities of ROLINA.

         3.6 Financial Condition. Annexed hereto as Schedule "3.6" are true and complete copies of (i) the balance sheet of ROLINA for the fiscal year ended December 31, 1997 and the related statement of income prepared by ROLINA and certified by SHAREHOLDER to comply with the requirements of this Section 3.6 (collectively the "Financial Statements") and the unaudited balance sheet of ROLINA as of January 15, 1998 and the related unaudited statement of income, together with Schedules attached thereto for: Accounts Receivable; Prepaid Expenses; Furniture, Fixtures and Equipment; Other Assets; Accounts Payable; and Other Liabilities, respectively referred to as Schedules 3.6 A through F, with all related notes thereto (collectively referred to herein as the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of ROLINA (ii) present fairly the financial condition ROLINA as of the dates thereof and for the periods covered thereby (iii) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with the past practices of ROLINA and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial conditions of ROLINA, as of the dates thereof or for the periods covered thereby.


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

      3.7 Lack of Material Changes. Except as set forth on Schedule 3.7 annexed hereto, since January 15, 1998 (the most recent interim financial statement date):

            (a) There has not been any change having a "material adverse effect" on ROLINA. The term "material adverse effect", as used in this Agreement, means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be materially adverse to the business, operations, properties (including any intangible properties), condition (financial or otherwise) assets, liabilities, results of operations or projects of ROLINA.

            (b) ROLINA has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock.

            (c) The operations and business of ROLINA have been conducted in all respects only in the ordinary course except for its recent merger with Trillion, Inc., a New Jersey corporation.

            (d) ROLINA has not mortgaged, pledged or subjected to lien or other encumbrances any of its assets, except as set forth in Schedule 3.3.

            (e) ROLINA has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

            (f) ROLINA has not sold or transferred any of its assets having a book value of $5,000 or more or canceled any debts or claims, except, in each case, in the ordinary course of business, except for the reduction of a claim by Brian J. Gould.

            (g) ROLINA has not issued any common stock, preferred stock, capital stock, bonds, warrants, options, rights or any other form of corporate securities, except as relates to its formation and merger with Trillion, Inc.

            (h) There has not been any strike, lockout, labor trouble or any similar event or condition of any character which would have a material adverse effect on ROLINA.

            (i) There has not been any increase in the compensation payable or to become payable by ROLINA to any of its respective officers, employees or agents, or any known payment or arrangement made to or with any such persons.

            (j) ROLINA has not made any change in the method of accounting or accounting practice or policy used by ROLINA, other than changes required by GAAP.

            (k) ROLINA has not made any material changes in the customary methods of operations of ROLINA, including practice and policies relating to purchasing, inventory, marketing, selling or pricing.

            (l) ROLINA has not merged with, been merged with or entered into a consolidation with or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any entity or otherwise acquired assets other than in the ordinary course, except as may be specifically set forth herein and further set forth in detail in the Financial Statements with notes thereto which include its merger with Trillion, Inc.

            (m) ROLINA has not agreed, whether in writing or otherwise, to engage in any of the acts specified in this Article 3.7, except for those contemplated by this Agreement.

            (n) There is no fact known to ROLINA and/or SHAREHOLDER which will have a material adverse effect or in the near future (as far as ROLINA or SHAREHOLDER can foresee) may have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of ROLINA which has not been disclosed to SOFTWARE in this Agreement; provided, however, that ROLINA and SHAREHOLDER express no opinion as to political or economic matters of general applicability.

      3.8 Absence of Undisclosed Liabilities. (i) Except as set forth on
Schedule 3.8 annexed hereto, ROLINA does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) including without limitation liabilities for federal, state, local, or foreign taxes, liabilities to customers or suppliers, direct or indirect claims, losses, damages, deficiencies (including deferred income tax and other net tax deficiencies), costs, expenses, obligations guarantees, or responsibilities, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, (hereinafter collectively referred to as "Liabilities").

      3.9 Taxes. The term "Tax" or "Taxes" as used in this Agreement means all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

      (a) Except as set forth in Schedule 3.9(a) annexed hereto (i)(A) all material returns and reports in respect of federal, local, state and/or local Taxes ("Tax Returns" or "Return") required to be filed with respect to ROLINA have been timely filed; (B) all Taxes shown to be payable on such Returns or otherwise due, and all assessments of Tax made against ROLINA with respect to such Returns, have been paid; (C) all such Returns are true, correct, and complete in all material respects, and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of ROLINA, no basis exists for any such adjustment; (ii) there is no pending or, to the best knowledge of ROLINA, threatened actions or proceedings for the assessment or collection of Taxes against ROLINA; (iii) there are no Tax liens on any assets of ROLINA; (iv) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which ROLINA may be subject; (v) there are no outstanding requests for information made by a taxing authority to ROLINA; (vi) ROLINA has not been advised by any taxing authority of any proposed reassessments of the value (or other Tax base) of any property owned by ROLINA that could increase the amount of property Tax to which ROLINA would be subject; (vii) ROLINA has made all payments of estimated Taxes required to be made under the Internal Revenue Code of 1986, as amended (the "Code") and all state or local Tax provisions; (viii) all Taxes required to be withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect ROLINA. SHAREHOLDER shall be responsible, at his sole cost and expense, for the preparation and filing of all ROLINA tax return and the payment of all taxes, penalties and interest thereon for and through the period ending upon the period ending December 31, 1997.

      (b) Schedule 3.9(b) annexed hereto (i) lists by type all income, franchise and other material Tax Return (federal, state, local, and foreign filed with respect to ROLINA for taxable periods since ROLINA's inception; (ii) indicated for which jurisdictions Returns have been filed on a combined basis for taxable periods since ROLINA's inception, and the companies joining in such Returns, if any; (iii) indicates the most recent income, franchise, or other material Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and (iv) indicated all Tax Returns that currently are the subject of audit.

      (c) Schedule 3.9(c) annexed hereto (i) lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit, or excess charitable contribution allocable to ROLINA as of its year end.

      (d) Reserves and allowances have been provided on the Financial Statements and the Interim Financial Statements that are adequate to satisfy all Liabilities for Taxes relating to ROLINA for periods through the date of such financial statements (without regard to the materiality thereof).

      (e) To the extent that they exist, ROLINA has delivered or made available to SOFTWARE correct and complete copies of all federal, state and local tax returns of ROLINA since it's inception and forward, and correct and complete copies (or summaries) of all examination reports, correspondence with taxing authorities, statements of deficiencies assessed against or agreed to by ROLINA since its inception and any formal or informal tax sharing arrangements to which ROLINA is a party.

      3.10 Litigation and Claims.

      (a) There is no litigation, arbitration, claim, governmental, administrative, regulatory or other proceeding or investigation (formal or informal) pending, or to the best of ROLINA's knowledge threatened, or in the process (or any basis therefore known to ROLINA or SHAREHOLDER) with respect to ROLINA, any transaction in ROLINA's securities, the transactions contemplated by this Agreement, or any of ROLINA's business, properties, or assets except as described on Schedule 3.10(a) annexed hereto. To the best of SHAREHOLDER' and ROLINA's knowledge, they is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, decree or agreement; nor is any action required to be taken in order to avoid such violation or default. Except as set forth on Schedule 3.10(a) annexed hereto, there are no citations, fines or penalties heretofore asserted against ROLINA under any federal, state or local laws which bind unpaid or which otherwise bind the assets of ROLINA.

      (b) Annexed hereto as Schedule 3.10(b) are true and complete copies of all pleadings, orders and other relevant documents regarding all matters identified on Schedule 3.10(a).

      3.11 Assets. Attached hereto as Schedule 3.11 is a true and complete list of all assets of ROLINA whether fixed or otherwise, and all inventory items with a book value of Two Thousand Five Hundred Dollars ($2,500.00) or more.

      3.12 Title to Assets. ROLINA has good and marketable titles to all its Assets, including but not limited to certain ergonomic software marketed under the trade names of Ergo Sentry and Surveyor, (except as described more particularly on Schedule 3.12 annexed hereto and such real and other properties and assets as are held pursuant to leases as described on Schedule 3.15 annexed hereto) free and clear of all liens, mortgages, security interests, pledges, charges, conditional sales agreements and security investments, and encumbrances (except as are listed in Schedule 3.22 and Schedule 3.3 attached hereto).

      3.13 Lack of Restrictions. ROLINA does not own, lease or use any real property and therefore there are no restrictions upon ROLINA with respect to the same.


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

      3.14 Contracts and other Instruments.

      (a) Schedule 3.14 accurately and completely details all contracts, licenses, instruments, powers of attorney and agreements to which ROLINA is a party, directly or indirectly, including but not limited to, all license agreements (except license agreements granted as part of sales of the ErgoSentry and Surveyor products); supply agreements; manufacturer agreements; price protection agreements; distributorship agreements; OEM agreements; partnership agreements; dealership agreements; fiduciary agreements; agency agreements; marketing agreements; commission agreements (except for verbal revocable arrangements); sales license agreements; bank credit agreements; factoring agreements; loan agreements; indentures; promissory notes; guarantees; undertakings; other evidences of indebtedness; letters of credit; joint venture agreements; agreements of acquisition or merger or combination with any other company, corporation or business signed within the last three years; employment agreements; labor agreements; salesmen Commission agreements; independent contractor agreements; sales or purchase agreements for a term in excess of one year which have an aggregate sale or purchase price in excess of $5,000.00; contracts, agreements, arrangements, or understandings with SHAREHOLDER, any director, officer, or employee, any relatives or affiliate of ROLINA or of any such director, officer, or employee, or any other corporation or enterprise in which ROLINA, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest; government contracts; franchise agreements; management agreements; advisory agreements; consulting agreements; advertising agreements; construction agreements; warehousing agreements; engineering agreements; design agreements; major utility agreements, any other agreements which are material to ROLINA; and any other agreements which involve the payment of in excess of $5,000 prior to the date it can be terminated without penalty or premium; (all of which contracts, licenses, instruments, powers of attorney and agreements are hereinafter referred to collectively as the "Contracts").

      (b) To the best of SHAREHOLDER'S and ROLINA's knowledge, it is not nor does it expect to be in the future, in violation or breach of, or in default with respect to complying with, any material provision of any such Contract thereof, and each such Contract, is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with their respective terms. Neither ROLINA, nor any other party to any such Contract has given notice of termination or taken any action inconsistent with the continuance thereof. The execution, delivery, and performance of this Agreement will not prejudice any such Contract. ROLINA and/or SHAREHOLDER are not a party to or bound by any other contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business properties, assets, liabilities, or future prospects of ROLINA.

      3.15 Leases. ROLINA is not a party to any leases or subleases.

      3.16 Capital Projects. As of the date of this Agreement, ROLINA has not undertaken any capital projects the cost of completion of which would exceed $5,000.

      3.17 Environmental Laws

      (a) (i) To the best of ROLINA's knowledge, the assets utilized by ROLINA have, and continue to be, owned and operated by it in material compliance with all applicable Environmental Laws.

      (ii) ROLINA has not received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any environmental Laws.

      (iii) There have been no material releases, as defined under any Environmental laws, or

Hazardous Substancfes, by ROLINA

      (iv) ROLINA has not received notice of pending or threatened claims whether or not the subject of any indemnity, under any Environmental Law or involving any hazardous Substances.

      (b) As used in the preceding paragraph and elsewhere in this Agreement the following terms shall have the following meaning:

      (i) Environmental Laws means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:

      (A) emissions, discharges, spills, release or threatened releases of pollutants, contaminants, Hazardous Substances, materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

      (B) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C, ss.ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.960l et seq. ("CERCLA"), The Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., The Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., each as amended from time to time.

      (ii) Hazardous Substances means (A) hazardous materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws,
(B) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions, (C) petroleum and petroleum products including crude oil and any fractions thereof, (D) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non-friable, (E) PCBs, or PCB containing materials or fluids, (V) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste, and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.

      (iii) CERCLA has the meaning specified in the definition of "Environmental Laws".

      (iv) CERCLIS means the Comprehensive Environmental Responsive, Compensation and Liability Information System, 42 U.S.C. ss.9616(a).

      3.18 Compliance with Laws. Annexed hereto as Schedule 3.18 is a list of all permits, licenses, orders, certificates, and approvals (collectively "Licenses") of all federal, state or local governmental regulatory bodies required for ROLINA to conduct its business as presently conducted; all such Licenses, are in full force and effect and no suspension or cancellation of any of them is pending or threatened; and none of such Licenses, will be adversely affected by the consummation of the transaction contemplated by this Agreement.

      3.19 ERISA Matters and Employees. ROLINA does not have, nor does it contribute to any pension, profit sharing, option, other incentive plan, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or any obligation to or customary arrangement with employees for bonuses, incentive compensation, or severance pay. Annexed hereto as Schedule 3.19 is a list detailing the name and current salary (or rate of pay) and other compensation now paid by ROLINA to each employee whose total annual compensation is $25,000 or more, including a description of any increase scheduled to be effective after the date of this Agreement.

      3.20 Insurance. Schedule 3.20 attached hereto and made a part hereof is a complete and correct list of all insurance policies, of any kind held by ROLINA. Each such policy is valid and enforceable; all premiums and other payments due from ROLINA on account of any such policy have been paid and there is no act or failure to act which has or might cause any such policy to he canceled or terminated.

      3.21 Labor Disputes. Except as set forth on Schedule 3.21 annexed hereto, ROLINA is not a party to any union representation or labor contract. ROLINA has not received any notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of their employees; no strike or work interruption by any of their employees is planned, under consideration, threatened or imminent; and ROLINA has not made any loan or given any-thing of value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees. ROLINA is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. In the event of termination of the employment of any said employees, ROLINA will not by reason of anything done prior to the Closing be liable to any of said employees for "severance pay" or any other payments except as set forth in Schedule 3.21. To the best of ROLINA's knowledge, ROLINA is in compliance with all Federal, state and local laws and regulations respecting labor, employment and wages and hours; and there is no unfair labor practice complaint against them pending before the National Labor Relations Board or any comparable state or local agency.

      3.22 Liens on Assets. Except as set forth on Schedule 3.22 and Schedule
3.3 attached hereto ROLINA has good and marketable title to all of their respective Assets and such Assets are not subject to any mortgages, pledges, liens, conditional sales agreements, encumbrances and security interests or claims of any kind.

      3.23 Condition of Tangible Assets. As of the Closing, ROLINA's Tangible Assets will be in normal, operating and useable condition, in a state of good maintenance and repair subject to ordinary wear and tear and scheduled maintenance items, taking into consideration the age and utilization thereof and conform to all applicable ordinances, regulations and other laws including those relating to building and zoning and environmental protection and occupational safety and health.

      3.24 Validity of Contemplated Transactions . The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly approved by the unanimous consent of SHAREHOLDER and the Board of Directors of ROLINA; (b) do not and will not contravene, violate and/or result in a breach or default under any provision of the Articles of Incorporation or by-laws of ROLINA which are in effect; (c) do not violate, are not in conflict with, and do not constitute a default under, or cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, license, indenture, instrument, lease, or mortgage, or subject SHAREHOLDER or ROLINA or any of its Assets to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which they are a party or by which any of the Assets are bound except as set forth in Schedule 3.3; and (d) do not violate any material provision of law, rule, regulation, order, permit, or license to which ROLINA is subject.

      3.25 Directors and Officers. A true and complete list as of the date of this Agreement indicating ROLINA's directors and officers, each of whom has been duly elected is as follows:

         NAME                POSITION

         Steven D. Rudnik,   Director and President
         Kathleen A. Rudnik, Secretary

      3.26 Patents, Trademarks, Et Cetera. Schedule 3.26 accurately sets forth all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, service marks, franchises, or other intangible property or assets (all of the foregoing being herein called "Intangibles"), owned by, licensed by and/or pending on behalf of ROLINA. All Intangibles which are validly and completely owned by ROLINA are Assets and are specified as such on Schedule 3.26 and all Intangibles are in good standing and uncontested. Schedule 3.26 accurately sets forth with respect to Intangibles owned by ROLINA, where appropriate, a statement of cost, book value and reserve for depreciation of each item for financial reporting purposes, and with respect to Intangibles licensed by ROLINA from or to a third party, a detailed description of such license. Neither SHAREHOLDER nor any employee of ROLINA, any relative or affiliate of SHAREHOLDER, any director, officer, or employee of the foregoing, or any such relative or affiliate had or now has any equity or voting or other substantial interest in or possesses any intangible which relates to the business of ROLINA. There is no right under any Intangible necessary to the business of ROLINA as presently conducted or as it contemplates conducting, except such as are so designated in Schedule 3.26. ROLINA has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. There is no infringement by others of Intangibles of ROLINA. There is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of ROLINA.

      3.27 Accounts and Notes Receivable. Except as set forth on Schedule 3.27, to the best of ROLINA's knowledge, all accounts and notes receivable reflected on the Financial Statements and the Interim Financial Statements annexed hereto as Schedule 3.6 constitute valid and binding obligations, have been collected or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 60 days of the date incurred.

      3.28 Inventories. All inventories of ROLINA are good and marketable on a normal basis in the existing product lines of ROLINA.

      3.29 Customer, Supplier, Franchisees. Schedule 3.29 attached hereto lists the names and addresses of all of material customers, suppliers and franchisees of ROLINA. None of such suppliers, customers, and/or franchisees has asserted any claim against or threatened to terminate its relationship with ROLINA. Except as set forth in Schedule 3.14(b) annexed hereto ROLINA does not have any direct involvement, interest in or affiliation with any customer, supplier or franchisee of ROLINA.

      3.30 Bank Accounts. Schedule 3.30 annexed hereto lists the names and address of every bank and other financial institution in which ROLINA maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereof.

      3.31 Veracity of Statements. Neither this Agreement nor the representations and warranties by ROLINA and/or SHAREHOLDER contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading. There is no fact which has a material effect, or in the future may have a material adverse effect (to the knowledge of ROLINA and/or SHAREHOLDER) on the business, operations, affairs, condition or prospects of ROLINA, its assets, or its business, which has not been set forth in this Agreement, provided however that ROLINA and/or SHAREHOLDER expresses no opinion as to political or economic matters of general applicability.

      3.32 SHAREHOLDER Suitability Standards and Additional Representations. SHAREHOLDER hereby represents, warrants and agrees as follows:

      (a) He has the right, power and authority to enter into this Agreement.

      (b) He is the sole party in interest with respect to his interest in ROLINA and has all legal, beneficial and equitable rights in such interest.

      (c) He is sufficiently experienced in financial matters generally and this type of investment in particular to be able to evaluate the merits and risks involved in this transaction and he along with his financial and legal advisors have been provided with ample opportunity to ask questions of and receive answers from SOFTWARE and/or PROFORMIX and have been provided with ample opportunity to request and have received copies for review of any documents which he and/or they deem relevant with respect to his investment decision herein and that he has not relied upon any oral representations in the making of his investment decision herein.

      (d) He understands that his right to transfer all or any portion of his interest in PROFORMIX upon the consummation of the contemplated transaction hereunder is restricted by the terms and provisions of this Agreement and that no market for his PROFORMIX shares may develop, and that he must therefore be prepared to bear the economic risks of his investment in PROFORMIX for an indefinite period of time.

      (e) He is "Accredited" as such term is defined under the rules promulgated pursuant to the Securities Act of 1933, as amended.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SOFTWARE

      4. SOFTWARE hereby represents and warrants to ROLINA and SHAREHOLDER as follows:

      4.1 Organization and Standing.

      SOFTWARE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, qualification and authority, corporate or otherwise, to own, lease and/or operate its properties and assets and carry on its business as and in the places where such properties and assets are now owned, leased or operated or such business is now being conducted. SOFTWARE is in good standing in each and every jurisdiction where its failure to qualify or to be in good standing would have an adverse effect on its financial condition, the conduct of its business or the ownership of its assets. The foregoing representations are likewise true of SOFTWARE's parent, PROFORMIX, of which SOFTWARE is a wholly owned subsidiary.

      4.2 Authorization. SOFTWARE has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of SOFTWARE have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by SOFTWARE, constitutes the legal valid and binding obligation of SOFTWARE, and is enforceable as to it in accordance with the terms hereof.

      4.3 Legality of Shares to be Issued. The shares of common stock of PROFORMIX to be delivered to SHAREHOLDER pursuant to this Agreement, when so delivered in accordance with this Agreement will be fully paid, nonassessable and shall be duly and validly authorized and issued.

      4.4 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither SOFTWARE, PROFORMIX, nor its officers or agents has made any warranty or agreement, express or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

      4.3 No Further Action Needed. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by SOFTWARE, for the execution, delivery and/or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which SOFTWARE is a party or to which it or any of its properties or assets are subject, is required for the execution, delivery and/or performance of this Agreement except as to any such consents referred to on Schedule 4.3 annexed hereto, which consents will be delivered to SOFTWARE prior to the Closing. The execution, delivery and performance of this Agreement will not (i) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any term of any contract, agreement, instrument, lease, license, arrangement, or understanding whereby SOFTWARE is a party to, or (ii) violate, result in a breach of, or conflict with SOFTWARE's certificate of incorporation, any law, rule, regulation, order, judgment, or decree binding on SOFTWARE or to which any of its or his/her operations, business, properties or assets are subject; and/or
(iii) cause or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity of any liability or obligation of SOFTWARE to be accelerated or will increase any such liability or obligation.

      4.6 Veracity of Statements. Neither this Agreement nor the representations and warranties by SOFTWARE contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading. There is no fact which adversely affects, or in the future may have a material adverse effect (to the knowledge of SOFTWARE) on the business, operations, affairs, condition or prospects of SOFTWARE, its assets and/or business, which has not been set forth in this Agreement, provided however that SOFTWARE expresses no opinion as to political or economical matters of general applicability.

      4.7 PROFORMIX Current in Reporting Obligations. PROFORMIX is a "Reporting "Company" and as such, is required to file periodic reports with the Securities and Exchange Commission ("SEC") pursuant to Section 15 of the Securities Exchange Act of 1934. SOFTWARE is a wholly owned subsidiary of PROFORMIX. PROFORMIX is current with respect to the filing of such reports, has received no comments from the SEC relating thereto and knows of no proceeding or investigation pending against it at the instance of the SEC, the NASD or any other federal or state agency or self-regulating body. PROFORMIX is not aware of any respect in which any previously filed report is materially inaccurate or incomplete.

                                    ARTICLE 5

                                   PRE-CLOSING

      5. Pre-Closing. The obligations of the parties to Close hereunder is conditioned upon compliance with the requirements of Articles 6,7,8 and 9 hereof.

                                    ARTICLE 6

                       COVENANTS OF ROLINA AND SHAREHOLDER

      6. ROLINA and SHAREHOLDER, jointly and severally, covenant to SOFTWARE as follows:

      6.1 The representations and warranties of ROLINA and SHAREHOLDER contained in this Agreement and in the schedules hereto shall be true and correct in all respects as of the Closing. ROLINA and SHAREHOLDER shall give SOFTWARE prompt notice of any change in any of the information contained in the representations and warranties of ROLINA and SHAREHOLDER, the schedules hereto or the documents furnished by ROLINA and/or SHAREHOLDER in connection herewith which occurs prior to the Closing. Upon the happening of any occurrence or event prior to the Closing, which shall have a material adverse effect upon the business or assets of ROLINA, SOFTWARE shall have the right to terminate this Agreement by written notice to and upon such termination, no party shall have any further liability or obligation under this Agreement.

      6.2 ROLINA shall, at or prior to the Closing, prepare and present to SOFTWARE unanimous Consents of SHAREHOLDER and ROLINA's board evidencing the approval of this Agreement and the transactions contemplated hereby.

      6.3 ROLINA will, prior to the Closing, comply with all laws affecting operation of its business, will not operate the said business other than in the ordinary course, and will give notice to SOFTWARE of any event or circumstance not in the ordinary course which materially affect ROLINA or its Assets.

      6.4 ROLINA and SHAREHOLDER shall use their best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties, to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

      6.5 ROLINA and SHAREHOLDER will cause ROLINA to conduct ROLINA's affairs so that at the Closing no representation or warranty contained in this agreement, will be inaccurate, no covenant, commitment or agreement of ROLINA and/or SHAREHOLDER will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of ROLINA and/or SHAREHOLDER. Except as otherwise requested by SOFTWARE in writing, ROLINA and/or SHAREHOLDER will, use their respective best efforts to preserve the business operation of ROLINA intact, to keep available the services of their present personnel, to preserve in full force and effect the Contracts, and Leases and to preserve the goodwill of ROLINA's suppliers, customers, and others having business relations with them. Unless this Agreement is rightfully terminated, ROLINA and SHAREHOLDER will cause ROLINA to conduct its business and operation in all respects only in the ordinary course.

      6.6 ROLINA and SHAREHOLDER shall make available for inspection all of its books, records, documents and assets, and will otherwise afford to SOFTWARE and its representatives reasonable access to all documentation, contracts, agreements, patents, patent applications and all other information concerning the business, financial and legal conditions of ROLINA for the purpose of conducting due diligence investigation thereof, SOFTWARE agrees that all information so provided and marked as "Confidential" will be treated as such, that SOFTWARE will not make any use of such information, other than for the purpose of consummating the transactions in this Agreement, unless the same was previously in SOFTWARE's possession, or became available to SOFTWARE through non-confidential means or shall otherwise come into the public domain.

      6.7 ROLINA will not engage in any of the acts set forth in Article 3.7 or enter into any agreement, whether in writing or otherwise, to engage in any of the acts specified in Article 3.7.

                                    ARTICLE 7
                              COVENANTS OF SOFTWARE

      7. SOFTWARE covenants to ROLINA and SHAREHOLDER as follows:

      7.1 The representations and warranties of SOFTWARE contained in this Agreement and in the schedules hereto shall be true and correct in all respects as of the Closing. The SOFTWARE shall give ROLINA and SHAREHOLDER prompt notice of any change in any of the information contained in the representations and warranties of the SOFTWARE and the schedules hereto or the documents furnished by the SOFTWARE in connection herewith which occurs prior to the Closing. Upon the happening of any occurrence or event prior to the Closing, which shall have a material adverse effect upon the business or assets of the SOFTWARE, ROLINA and SHAREHOLDER shall have the right to terminate this Agreement by written notice to and upon such termination, no party shall have any further liability or obligation under this agreement.

      7.2 SOFTWARE shall, at or prior to the Closing Date, prepare and present to ROLINA and SHAREHOLDER, the Consent of a majority of its Directors evidencing the approval of this Agreement and the transactions contemplated hereby.

      7.3 SOFTWARE shall use its best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, to obtain all consents, approvals and authorizations of third parties, to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

      7.4 SOFTWARE shall cause PROFORMIX after the execution hereof to keep available for issuance from PROFORMIX's authorized but unissued shares of common stock that number of shares of common stock which are necessary to lawfully issue shares of it's Common stock to SHAREHOLDER pursuant to Article 1 hereof.

                                    ARTICLE 8
                              CONDITIONS OF CLOSING

      8.1 The obligation of SOFTWARE to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof by SOFTWARE:

      (a) Pre-Closing. All of the commitments set forth in Article 5 of this Agreement shall be consummated.

      (b) Representations and Warranties. The representation and warranties of ROLINA and SHAREHOLDER in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing.

      (c) Delivery of Officers' and SHAREHOLDER's Certificate. SOFTWARE shall have received Certificates certifying that each of the warranties and representations set forth in this Agreement by ROLINA and SHAREHOLDER are true and accurate as of the date of the Closing and that no event or occurrence has transpired as of the Closing which has or will have a material adverse effect upon ROLINA's business or the Assets being acquired.

      (d) Compliance with Agreement. ROLINA and SHAREHOLDER shall have performed and complied with all of its covenants and obligations under this Agreement and have delivered all Shares, securities, binding commitments and other documents and materials required hereunder to SOFTWARE.

      (e) Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced, against ROLINA or SHAREHOLDER, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      (f) Receipt of Approvals. Etc. All approvals, consents and/or waivers for ROLINA and/or SHAREHOLDER that are necessary to effect the transactions contemplated hereby shall have been received.

      (g) Legal Opinion. SOFTWARE shall have received an opinion of counsel for ROLINA and SHAREHOLDER in a form reasonably satisfactory to SOFTWARE.

      (h) Proceedings and Instruments Satisfactory Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as SOFTWARE may reasonably request shall have been delivered to SOFTWARE.

      (i) Completion of Software. All software modules, including but not limited to all source codes, documentation and all other appropriate and related requirements which SOFTWARE may reasonably require of an early stage software business shall be completed before and delivered to SOFTWARE at Closing to the satisfaction of SOFTWARE.

      8.2 The obligation of ROLINA and SHAREHOLDER to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions by SOFTWARE or the written waiver thereof by ROLINA and
SHAREHOLDER:

      (a) Pre-Closing. All of the commitments set forth in Article 5 of this Agreement shall be consummated.

      (b) Representations and Warranties. The representation and warranties of SOFTWARE in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing.

      (c) Delivery of Officers' Certificate. SOFTWARE shall deliver to ROLINA and SHAREHOLDER a certificate certifying that each of the warranties and representations of SOFTWARE set forth in this Agreement is true and accurate as of the date of the Closing and that no event or occurrence has transpired as of the Closing which has or will have a material adverse effect upon the business or assets of SOFTWARE.

      (d) Compliance with Agreement. SOFTWARE shall have performed and complied with all of its obligations under this Agreement and delivered all shares, securities and binding commitments required hereunder.

      (e) Absence of Suit. No action or lawsuit shall have been commenced against SOFTWARE, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      (f) Receipt of Approvals, Etc. All approvals, consents and/or waivers for SOFTWARE that are necessary to effect the transactions contemplated hereby shall have been received.

      (g) Legal Opinion. ROLINA and SHAREHOLDER shall have received an opinion of counsel for SOFTWARE in a form reasonably satisfactory to them.

      (h) Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as `ROLINA and SHAREHOLDER may reasonably request shall have been delivered to ROLINA and SHAREHOLDER.

                                    ARTICLE 9
                                 INDEMNIFICATION

      9.1 By SOFTWARE . SOFTWARE shall defend and promptly indemnify ROLINA and SHAREHOLDER and save and hold them harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by them by reason of (i) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by SOFTWARE hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any material respect; and/or (ii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing or from any material misrepresentation or omission from any schedule to this Agreement, certificates, financial statements or from any document furnished or required to be furnished hereunder; and

      9.2 By ROLINA and SHAREHOLDER. ROLINA and SHAREHOLDER, jointly and severally, shall defend and promptly indemnify the SOFTWARE and its respective officers and directors, and save and hold them harmless from, against, for and in respect of and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by the SOFTWARE by reason of (a) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by ROLINA and/or SHAREHOLDER hereunder or relating hereto or as a result of any such misrepresentation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect; and/or (b) the existence of any obligation or liability of ROLINA which were not disclosed to the SOFTWARE in accordance with this Agreement; and/or (c) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing or from any misrepresentation or omission from any schedule to this Agreement, certificates, financial statements or from any document furnished or required to be furnished hereunder. Notwithstanding anything contained in any agreement to the contrary, SHAREHOLDER hereby specifically represents and agrees that SOFTWARE shall have assignable rights of "set-off" against SHAREHOLDER in any contemporaneous or subsequent agreement entered into by and between SHAREHOLDER, SOFTWARE and/or PROFORMIX to the extent of any breach hereof in which case any amounts otherwise due SHAREHOLDER under any such agreements may be reduced by the amounts hereinabove indemnified against.

                                   ARTICLE 10
                               BROKERAGE EXPENSES

      10.1 Brokers. The parties covenant and represent to each other that they had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

      10.2 Expenses. Except as otherwise provided herein, the parties agree to bear their expenses individually, each in respect of all expenses of any character incurred by it in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 11
                            SECURITIES ACT PROVISION

      11.1 Restrictions on Disposition of Shares. SHAREHOLDER covenants that the shares of PROFORMIX common stock to be received in accordance with the provisions of Article 1 hereof will not be disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or (ii) in any other transaction which, in the opinion of PROFORMIX counsel, is exempt from registration under the Act or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder. In order to effectuate the covenants of this sub-section 11.1, an appropriate legend will be placed upon each of the certificates of stock at the time of distribution of such shares pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for such shares.

      11.2 Notice of Limitation Upon Disposition. SHAREHOLDER is aware that the shares of PROFORMIX common stock distributed to him pursuant to this Agreement will not have been registered under the Act and, therefore, under current interpretations and applicable rules, unless an exception from the registration provisions of the Act is legally available to the holder thereof, such shares must be retained for a period of at least one year, and at the expiration of such period, sales of such shares may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if PROFORMIX is current in its filings with the SEC under the Act, or other public disclosure requirements, and other limitations imposed by the Act.

      11.3 Evidence of Compliance with Private Offering Exemption. SHAREHOLDER will agree to provide such reasonable evidence as counsel for PROFORMIX may request in order to evidence the private offering nature of the distribution of the shares of PROFORMIX stock received pursuant to this Agreement.

      11.4 Inclusion in Registration of other Securities. If after Closing PROFORMIX shall determine to register on an appropriate form under the Securities Act of 1933, as amended (the "Act") (other than Form S-4 or S-8 or other form dealing with comparable types of transactions) any shares of common stock of PROFORMIX, SOFTWARE shall, at least 45 days prior to the filing of each such registration statement, give SHAREHOLDER written notice of such proposed registration and upon written notice given by

SHAREHOLDER shall include or cause to be included in each such registration statement such shares of PROFORMIX common stock issued to SHAREHOLDER as part of the within merger as SHAREHOLDER may request. Should the percentage of holdings permitted to be registered by or for other selling shareholders be less than twenty percent, then SHARHOLDER'S percentage for inclusion shall be likewise so limited. Notwithstanding anything contained elsewhere herein to the contrary, SHAREHOLDER agrees that in all event said shares shall despite any registration thereof, be restricted from any sale or disposition for a period of twenty-four
(24) months from the date of closing and acknowledges that appropriate legends will be placed upon such shares reflecting the foregoing restrictions.

      (a) PROFORMIX's Obligations in Registration. In the event SHAREHOLDER elects to participate in an offering by including his shares in a registration statement, PROFORMIX shall:

      (i) Notify SHAREHOLDER as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date thereof;

      (ii) Comply with all applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and, use its best efforts to cause such registration statement to become effective at the earliest possible date after the filing thereof;

      (iii) Notify SHAREHOLDER immediately, and confirm in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by PROFORMIX. of any notification with respect to the suspension of qualification of SHAREHOLDER's Common Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose and (4) of the receipt of any comments, or requests of additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any' time, PROFORMIX will make every reasonable effort to obtain the lifting of such order as promptly as practicable;

      (iv) During the time when a prospectus is required to be delivered under the Act, use its best efforts to comply with all requirements imposed upon it by the Act, as hereafter amended, and by the rules and regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in SHAREHOLDER'S Stock, If at any time when a prospectus relating to the SHAREHOLDER'S Stock is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for PROFORMIX or SHAREHOLDER'S counsel, the prospectus relating to PROFORMIX's Stock as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act, PROFORMIX will promptly notify SHAREHOLDER in writing of such fact and promptly prepare and file with the Commission, at its expense, an appropriate amendment or supplement;

      (v) Endeavor in good faith, in cooperation with SHAREHOLDER, at or prior to the time the registration statement becomes effective, to qualify the SHAREHOLDER'S stock for offering and sale under the securities laws relating to the offering or sale of SHAREHOLDER'S Stock in such jurisdictions as SHAREHOLDER may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the SHAREHOLDER'S Stock; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, PROFORMIX would be subject to service of general process. In each jurisdiction where such qualification shall be effected, PROFORMIX will, unless SHAREHOLDER agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. For the purposes of this paragraph, "good faith" is defined as the same standard of care and degree of effort as PROFORMIX will use to qualify its securities other than the Shareholders's Stock;

      (vi) Furnish to SHAREHOLDER as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment prepared pursuant thereto):

      (vii) Make such representations and warranties to any underwriter of SHAREHOLDER'S Stock, and use its best efforts to cause PROFORMIX's counsel to render such opinions to such underwriter as such underwriter may reasonably request; and

      (viii) Pay all costs and expenses incident to the performance of PROFORMIX's obligations under this Agreement, including, without limitation, the fees and disbursements of PROFORMIX's auditors, engineers and legal counsel, and of legal counsel responsible for qualifying the SHAREHOLDER 's stock under blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the SHAREHOLDER's Stock, and all expenses in connection with the qualification of the SHAREHOLDER 's Stock under blue sky laws.

      (b) Agreement by SHAREHOLDER. In connection with the filing of a registration statement pursuant to this Agreement, if SHAREHOLDER participates in the offering by including SHAREHOLDER 's shares, SHAREHOLDER agrees:

      (i) To furnish PROFORMIX all material information requested by PROFORMIX concerning SHAREHOLDER and SHAREHOLDER's holdings of securities of PROFORMIX and the proposed method of sale or other disposition of SHAREHOLDER's Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or a part of SHAREHOLDER's Stock and in order to ensure full compliance with the Act; and

      11.4 (ii) To cooperate in good faith with PROFORMIX and its underwriters, if any, in connection with such registration, including placing the shares of SHAREHOLDER'S Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

      12.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied. Except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to he charged therewith.

      12.2 Survival of Covenants. etc. All warranties, representations, covenants and indemnifications set forth herein shall survive the Closing of this Agreement.

      12.3 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by Federal Express delivery or by certified or registered mail, return receipt requested and postage prepaid or hand delivered to the respective parties at the addresses hereinbefore given or such other addresses as shall be provided hereafter by a party hereto to the other in accordance with the notice provisions hereof.

      12.4 Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

      12.5 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Jersey applicable to contracts to be performed entirely within that State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be affected without such illegal clause, section or part shall nevertheless continue in full force and effect.

      12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal representatives.

      12.7 Captions. The headings, captions or titles of paragraphs under sections or subsections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

      12.8 Time Periods. Any time period provided for herein which shall end or expire on a Saturday, Sunday. or legal holiday shall be deemed extended to the next full business day thereafter.

      12.9 Counterparts. This Agreement may be executed in one or more counterparts and/or facsimile copies hereof, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

      12.10 Confidentiality. Neither this Agreement nor any memorandum of this Agreement shall be recorded amongst the Public Records of any State or County. The parties hereto agree to keep this Agreement confidential, as well as any information or document obtained by either party in connection with this transaction, except to the extent disclosure is required to or by any government agency or regulatory or quasi-regulatory body.

      12.11 Joint Draftsmanship. The preparation of this Agreement has been a joint effort of the parties and this Agreement shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                                     PROFORMIX SOFTWARE, INC.
         (SEAL)
ATTEST:
                                             By: /s/ Michael G. Martin
                                                --------------------------------
/s/ Joerg Klaube                                Michael G. Martin, Chairman
-----------------------
Joerg Klaube, Secretary

                                                     ROLINA CORPORATION
         (SEAL)
ATTEST:                                       By: /s/ Steven D. Rudnik
                                                 -------------------------------
                                                  Steven D. Rudnik,  President
/s/ Kathleen A. Rudnik
-----------------------------
Kathleen A. Rudnik, Secretary
                                                   ADOPTION AND APPROVAL OF THIS
                                                   MERGER AGREEMENT ONLY AS THE
                                                   SOLE SHAREHOLDER OF
                                                   PROFORMIX SOFTWARE, INC.

                                                   BY:PROFORMIX SYSTEMS, INC.

         (SEAL)
ATTEST:                                       By: /s/ Michael G. Martin
                                                 -------------------------------
                                                   Michael G. Martin, Chairman
/s/ Joerg Klaube
-----------------------
Joerg Klaube, Secretary

SHAREHOLDER:

/s/ Steven D. Rudnik
-----------------------------
Steven D. Rudnik